Exhibit 24.1
THE GOODYEAR TIRE & RUBBER COMPANY
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, THE GOODYEAR TIRE & RUBBER COMPANY, a corporation organized and existing under the laws of the State of Ohio, and the undersigned directors and officers of THE GOODYEAR TIRE & RUBBER COMPANY, hereby constitute and appoint Richard J. Kramer, C. Thomas Harvie, Darren R. Wells and Thomas A. Connell, and any one or more of them, their true and lawful attorneys-in-fact and agents, to do any and all of the acts and things and to execute any and all instruments which said attorneys and agents or any one of them may deem necessary and advisable to enable the said THE GOODYEAR TIRE & RUBBER COMPANY to comply with the Securities Act of 1933, as amended (the “Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in respect thereof, in connection with the registration under the Act of up to a maximum of 5,000,000 shares of its Common Stock in connection with the operation of the Employee Savings Plan for Retail Employees (the “Retail Savings Plan”), which registration shall also register interests in the Retail Savings Plan required to be registered under the Act, including specifically the power and authority to sign the name THE GOODYEAR TIRE & RUBBER COMPANY and the names of the undersigned directors and officers in the capacities indicated below (i) to a Registration Statement on Form S-8 in respect of the Retail Savings Plan, and (ii) to any and all amendments to or constituting a part of such Registration Statement which may from time to time be filed with the Commission, and (iii) to any and all instruments or documents filed with the Commission as a part of or in connection with such Registration Statement or amendments thereto. Each of the undersigned hereby ratifies and confirms all that the said attorneys-in-fact and agents, or any of one or more them, shall do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have subscribed or caused to be subscribed these presents this 5th day of December 2006.

Attest:	THE GOODYEAR TIRE & RUBBER COMPANY
/s/ C. Thomas Harvie C. Thomas Harvie, Secretary	By	/s/ Robert J. Keegan Robert J. Keegan, Chairman of the Board, Chief Executive Officer and President

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Chairman of the Board, Chief Executive Officer and President, Director (principal executive officer)	/s/ Robert J. Keegan Robert J. Keegan

Executive Vice President (principal financial officer)	/s/ Richard J. Kramer Richard J. Kramer

Vice President — Corporate Finance (principal accounting officer	/s/ Thomas A. Connell Thomas A. Connell

Director	/s/ James C. Boland James C. Boland

Director	/s/ John G. Breen John G. Breen

Director	/s/ Gary D. Forsee Gary D. Forsee

Director	/s/ William J. Hudson, Jr. William J. Hudson, Jr.

Director	/s/ Steven A. Minter Steven A. Minter

Director	/s/ Denise M. Morrison Denise M. Morrison

Director	/s/ Rodney O’Neal Rodney O’Neal

Director	/s/ Shirley D. Peterson Shirley D. Peterson

Director	/s/ G. Craig Sullivan G. Craig Sullivan

Director	/s/ Thomas H. Weidemeyer Thomas H. Weidemeyer

Director	/s/ Michael R. Wessel Michael R. Wessel

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